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                                                                   EXHIBIT 10.17

                                     NOTE

     For value received Impac Funding Corporation promises to pay to Impac Mortgage Holdings, Inc., or order, the sum of ($14,500,000) fourteen million five hundred thousand dollars with interest at the rate of 9.5% per annum from June 30, 1999. Minimum payments of interest only in the amount of ($344,375.00) three hundred forty four thousand three hundred seventy five dollars shall be paid quarterly, with the first payment commencing on September 30, 1999 and continuing thereafter until June 30, 2004 at which time any and all remaining principal and interest shall be due and payable.

     It is agreed and understood that there is no prepayment penalty under this obligation. It is further agreed and understood that this note constitutes and shall be deemed to be a Senior Unsecured obligation of Impac Funding Corporation.

     Each payment shall be credited first on interest then due and the remainder on principal; and interest shall thereupon cease upon the principal so credited. Should interest not be so paid it shall thereafter bear like interest, as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Should default be made in payment of any installment of principal or interest when due the whole sum of principal and interest shall become immediately due at the option of the holder of this note. Principal and interest payable in lawful money of the United States. If action were instituted on this note we promise to pay such sum as the Court may fix as attorney's fees.

IMPAC FUNDING CORPORATION

/s/ William S. Ashmore                  Date June 30, 1999
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Name  William S. Ashmore
      ------------------------

Title  President
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                                        Date June 30, 1999
                                             ---------------

/s/ Richard J. Johnson

Name  Richard J. Johnson
      ------------------------

Title  Executive Vice President, CFO
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